AMENDMENT TO THE
PROFESSIONALLY MANAGED PORTFOLIOS
CUSTODY AGREEMENT

    THIS AMENDMENT dated as of the 14th day of August, 2012, to the Custody Agreement, dated as of June 22, 2006, as amended, (the “Agreement”) is entered into by and between Professionally Managed Portfolios, a Massachusetts business trust (the “Trust”), on behalf of its separate series, the Congress Funds, and U.S. Bank National Association, a national banking association (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into a Custody Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add the Congress All Cap Opportunity Fund and the Congress Mid Cap Growth Fund; and

WHEREAS, Article XIV, Section 14.2 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit U to the Agreement is hereby superseded and replaced with Amended Exhibit U attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

PROFESSIONALLY MANAGED PORTFOLIOS	U.S. BANK N.A.

By: /s/ Eric W. Falkeis	By: /s/ Michael R. McVoy

Name: Eric W. Falkeis	Name: Michael R. McVoy

Title: President	Title: Senior Vice President

Amended Exhibit U
to the
Professionally Managed Portfolios Custody Agreement

Name of Series
Congress Large Cap Growth Fund
Congress All Cap Opportunity Fund
Congress Mid Cap Growth Fund
Multiple Series Trust DOMESTIC CUSTODY SERVICES FEE SCHEDULE at February, 2009

Annual Fee Based Upon Market Value Per Fund*
[  ] basis point on average daily market value
Minimum annual fee per fund - $[  ]
Plus portfolio transaction fees

Portfolio Transaction Fees
$[  ] per book entry DTC transaction
$[  ] per principal paydown
$[  ] per short sale
$[  ] per US Bank repurchase agreement transaction
$[  ] per option/future contract written, exercised or expired
$[  ] per book entry Federal Reserve transaction
$[  ] per mutual fund trade
$[  ] per physical transaction
$[  ] per disbursement (waived if U.S. Bancorp is Administrator)
$[  ] per Fed Wire
$[  ] per margin variation Fed wire
$[  ] per segregated account per year

· A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
· No charge for the initial conversion free receipt.
· Overdrafts – charged to the account at prime interest rate plus [ ].

Plus Out-Of-Pocket Expenses – Including but not limited to expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, extraordinary expenses based upon complexity, and all other out-of-pocket expenses.

Fees are billed monthly.

* Subject to annual CPI increase, Milwaukee MSA.

Advisor’s Signature not required as of August 14, 2012 as the fees are not being changed.

Amended Exhibit U (continued) to the Professionally Managed Portfolios Custody Agreement
GLOBAL SUB-CUSTODIAL SERVICES ANNUAL FEE SCHEDULE at February, 2009
Country	Instrument	Safekeeping (BPS)	Transaction Fee	Country	Instrument	Safekeeping (BPS)	Transaction Fee
Argentina	All	[ ]	$[ ]	Lithuania	All	[ ]	$[ ]
Australia	All	[ ]	$[ ]	Luxembourg	All	[ ]	$[ ]
Austria	All	[ ]	$[ ]	Malaysia	All	[ ]	$[ ]
Bahrain	All	[ ]	$[ ]	Mali	All	[ ]	$[ ]
Bangladesh	All	[ ]	$[ ]	Malta	All	[ ]	$[ ]
Belgium	All	[ ]	$[ ]	Mauritius	All	[ ]	$[ ]
Benin	All	[ ]	$[ ]	Mexico	All	[ ]	$[ ]
Bermuda	All	[ ]	$[ ]	Morocco	All	[ ]	$[ ]
Botswana	All	[ ]	$[ ]	Namibia	All	[ ]	$[ ]
Brazil	All	[ ]	$[ ]	Netherlands	All	[ ]	$[ ]
Bulgaria	All	[ ]	$[ ]	New Zealand	All	[ ]	$[ ]
Burkina Faso	All	[ ]	$[ ]	Niger	All	[ ]	$[ ]
Canada	All	[ ]	$[ ]	Nigeria	All	[ ]	$[ ]
Cayman Islands	All	[ ]	$[ ]	Norway	All	[ ]	$[ ]
Channel Islands	All	[ ]	$[ ]	Oman	All	[ ]	$[ ]
Chile	All	[ ]	$[ ]	Pakistan	All	[ ]	$[ ]
China“A” Shares	All	[ ]	$[ ]	Palestinian	All	[ ]	$[ ]
China“B” Shares	All	[ ]	$[ ]	Peru	All	[ ]	$[ ]
Columbia	All	[ ]	$[ ]	Philippines	All	[ ]	$[ ]
Costa Rica	All	[ ]	$[ ]	Poland	All	[ ]	$[ ]
Croatia	All	[ ]	$[ ]	Portugal	All	[ ]	$[ ]
Cyprus	All	[ ]	$[ ]	Qatar	All	[ ]	$[ ]
Czech Republic	All	[ ]	$[ ]	Romania	All	[ ]	$[ ]
Denmark	All	[ ]	$[ ]	Russia	Equities/Bonds	[ ]	$[ ]
Ecuador	All	[ ]	$[ ]	Russia	MINFIN	[ ]	$[ ]
Egypt	All	[ ]	$[ ]	Senegal	All	[ ]	$[ ]
Estonia	All	[ ]	$[ ]	Serbia	All	[ ]	$[ ]
Euromarkets(3)	All	[ ]	$[ ]	Singapore	All	[ ]	$[ ]
Finland	All	[ ]	$[ ]	Slovak Republic	All	[ ]	$[ ]
France	All	[ ]	$[ ]	Slovenia	All	[ ]	$[ ]
Germany	All	[ ]	$[ ]	South Africa	All	[ ]	$[ ]
Ghana	All	[ ]	$[ ]	South Korea	All	[ ]	$[ ]
Greece	All	[ ]	$[ ]	Spain	All	[ ]	$[ ]
Guinea Bissau	All	[ ]	$[ ]	Sri Lanka	All	[ ]	$[ ]
Hong Kong	All	[ ]	$[ ]	Swaziland	All	[ ]	$[ ]
Hungary	All	[ ]	$[ ]	Sweden	All	[ ]	$[ ]
Iceland	All	[ ]	$[ ]	Switzerland	All	[ ]	$[ ]
India	All	[ ]	$[ ]	Taiwan	All	[ ]	$[ ]
Indonesia	All	[ ]	$[ ]	Thailand	All	[ ]	$[ ]
Ireland	Equities	[ ]	$[ ]	Togo	All	[ ]	$[ ]
Ireland	Gov’t Bonds	[ ]	$[ ]	Trinidad & Tobago	All	[ ]	$[ ]
Israel	All	[ ]	$[ ]	Tunisia	All	[ ]	$[ ]
Italy	All	[ ]	$[ ]	Turkey	All	[ ]	$[ ]
Ivory Coast	All	[ ]	$[ ]	UAE	All	[ ]	$[ ]
Jamaica	All	[ ]	$[ ]	United Kingdom	All	[ ]	$[ ]
Japan	All	[ ]	$[ ]	Ukraine	All	[ ]	$[ ]
Jordan	All	[ ]	$[ ]	Uruguay	All	[ ]	$[ ]
Kazakhstan	All	[ ]	$[ ]	Venezuela	All	[ ]	$[ ]
Kenya	All	[ ]	$[ ]	Vietnam	All	[ ]	$[ ]
Latvia	Equities	[ ]	$[ ]	Zambia	All	[ ]	$[ ]
Latvia	Bonds	[ ]	$[ ]	Zimbabwe	All	[ ]	$[ ]
Lebanon	All	[ ]	$[ ]

Base Fee - A monthly base charge of $[  ] per account (fund) will apply.

Notes:
(1)	Fee is expressed in basis points per annum where one basis point equals one hundredth of one percent ([ ]%) and is calculated based upon month-end market value, unless stated otherwise.
(2)	A transaction is defined as a receipt or delivery versus payment, a free receive or deliver, maturities, or security transaction related to corporate events.
(3)
Euroclear – Eurobonds only.  Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge.  In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge (surcharge schedule available upon request)

■	Note, for all other markets specified above, surcharges may apply if a security is held outside of the local market.

Straight Through Processing – fees waived

For non-US resident clients investing in the U.S. market:
Fees for US custody are provided on the basis that if assets are held in an omnibus account for multiple underlying clients, the Client will take the necessary action to attain Qualified Intermediary (QI) status for US IRS withholding tax purposes.  Should the Client fail to take the necessary action, the fee quoted would be subject to review, and all costs incurred by The Bank of New York in fulfilling its obligations under the US regulations would be passed to the Client.  Please refer to the separate Non-Resident Alien (NRA) fee schedule.

Note: for the clients who are the sole beneficial owner of the assets held in their account with The Bank of New York and the client has provided a “W8Ben” form per account stating their ownership of the assets, the above will not apply.

Cash Transactions
■	Currency Trade - $[ ] per transaction
■	3rd Party Foreign Exchange – a Foreign Exchange transaction undertaken through a third party will be charged $[ ].

Standard Non-U.S. Proxy Services Fees
■	Notification $[ ]
■	Vote $[ ]
■	Relationship Set Up Fee $[ ]

Tax Reclamation Services – may be subject to additional charges depending upon the service level agreed.  Tax reclaims that have been outstanding for more than [ ] ([  ]) months with the client will be charged $[ ] per claim.

Communication Fees
■
INFORM – Access to The Bank of New York proprietary application, INFORM, for standard custody instructions and reporting will be provided at a cost of USD [ ] per month including installation and training.

■	SWIFT Reporting and Message Fees – the following fees will apply in respect of client requested SWIFT reports and messages:
■	Cash Reporting –
●	MT900 – Cash Debit Advice $[ ] each
●	MT910 – Cash Credit Advice $[ ] each
●	MT940 – Detail Cash Statement $[ ] per message
●	MT950 – Cash Statement $[ ] per message
■	Securities Position Reporting
●	MT535 – Statement of Holdings $[ ] per message
One MT535 will be issued per account per month free of charge.
●	MT536 – Statement of Transactions $[ ] per message
●	MT537 – Statement of Pendings $[ ] per message
■	Confirmations
●	MT544 – Receive Free Confirm $[ ] per message
●	MT545 – Receive Against Payment Confirm $[ ] per message
●	MT546 – Deliver Free Confirm $[ ] per message
●	MT547 – Deliver Against Payment Confirm $[ ] per message
■	Facsimile Reporting Fees
●	Corporate Actions Notifications $[ ] per notification
●	Cash and Securities Reports $[ ] per page

Out of Pocket Expenses
■
Charges incurred by The Bank of New York for local taxes, stamp duties or other local duties and assessments, stock exchange fees, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.

■
A surcharge may be added to certain out-of-pocket expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses.  Also, certain expenses are charged at a predetermined flat rate.

Advisor’s Signature not required as of August 14, 2012 as the fees are not being changed.